EXHIBIT 4.2
                             STOCK OPTION AGREEMENT

         This Stock Option Agreement is made as of ____________________ by and between Adsero Corp. (the "Corporation"), and Pierre Renard (the "Optionee").

                                    RECITALS

         A. The Corporation and its shareholders have adopted the Adsero Corp. 2000 Stock Option Plan ("the Plan") that provides for the grant of stock options to purchase shares of the Corporation's common stock (the "Shares"). The stock options granted herein are being granted pursuant to the Plan and are not "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

         B. Optionee is an employee of the Corporation or a subsidiary of the Corporation and the Corporation has agreed to issue the stock options to such employee.

         C. The Board of Directors of the Corporation (the "Board") has granted to Optionee, options (the "Options") subject to the terms and conditions of the Plan and this Agreement.

NOW THEREFORE, specifically incorporating these recitals herein, it is agreed as follows:

                                    AGREEMENT

                                   SECTION 1)
                                 GRANT OF OPTION

a) NUMBER OF SHARES. Subject to the terms and conditions of this Agreement and the Plan, the Corporation grants to Optionee, Options to purchase from the Corporation _________________ (______) shares (the "Option Shares").

b) EXERCISE PRICE. Each Option Share is exercisable at a price of US$______ per share (the "Option Price").

c) TERM. The Options are exercisable upon vesting until their expiration. Non-vested Options expire on the date of Optionee's death, permanent disability or termination of employment. Vested Options expire upon the earlier of (i) ten
(10) years from the date of grant, or (ii) sixty (60) days after the date of Optionee's death, permanent disability or termination of employment. Notwithstanding the foregoing, if the Optionee's employment is terminated for cause, the Optionee's vested options expire upon termination of employment. The period during which the options are exercisable, as provided above, is hereinafter referred to as the "Exercise Period".

d) VESTING. One-third of the Options vest on each of the first, second, and third anniversaries of the date of grant which is _______________________.

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e) CONDITIONS OF OPTION. The Options may be exercised immediately upon vesting, subject to the terms and conditions as set forth in this Agreement and the Plan.

                                   SECTION 2)
                               EXERCISE OF OPTION

a) DATE EXERCISABLE. The Options shall become exercisable by Optionee in accordance with Sections 1.3 and 1.4 above.

b) MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. The Options may be exercised by the Optionee, in whole or in part, by giving written notice to the Secretary of the Corporation, the President of the Corporation or the Chairman of the Corporation, setting forth the number of Shares with respect to which Options are being exercised. The purchase price of the Option Shares upon exercise of the Options by the Optionee shall be paid in full in cash.

c) STOCK CERTIFICATES. Promptly after any exercise in whole or in part of the Options by Optionee, the Corporation shall deliver to Optionee a certificate or certificates for the number of Shares with respect to which the Options were so exercised, registered in Optionee's name.

                                   SECTION 3)
                               NONTRANSFERABILITY

a) RESTRICTION. The Options are not transferable by Optionee except as otherwise provided in the Plan.

                                   SECTION 4)
                   NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE

4.1 Optionee shall not be deemed for any purpose to be a shareholder of Corporation with respect to any shares subject to the Options under this Agreement to which the Options shall not have been exercised.

                                   SECTION 5)
                                   ADJUSTMENTS

a) NO EFFECT ON CHANGES IN CORPORATION'S CAPITAL STRUCTURE. The existence of the Options shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustments, recapitalization, reorganization, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Option Shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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b) ADJUSTMENT TO OPTION SHARES. The Option Shares are subject to adjustment upon recapitalization, reclassification, consolidation, merger, reorganization, stock split up, stock dividend, reverse split and the like as provided in the Plan.

                                   SECTION 6)
                            MISCELLANEOUS PROVISIONS

a) DISPUTES. Any dispute or disagreement that may arise under or as a result of this Agreement, or any question as to the interpretation of this Agreement, may be determined by the Board in its absolute and uncontrolled discretion, and any such determination shall be final, binding, and conclusive on all affected persons.

b) NOTICES. Any notice that a party may be required or permitted to give to the other shall be in writing, and may be delivered personally, by overnight courier or by certified or registered mail, postage prepaid, addressed to the parties at their current principal addresses, or such other address as either party, by notice to the other, may designate in writing from time to time.

c) LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

d) TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

e) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement.

f) AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

g) PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

h) FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

i) PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

j) SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                        ADSERO CORP.


                                        By: _______________________
                                            Name: William Smith
                                            Title:   CFO, Secretary

The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement, accepts the Options granted thereunder, agrees to the terms and conditions thereof, and acknowledges receipt of a copy of the Plan.

Dated: _________, 2005

OPTIONEE


_____________________



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                                  ADSERO CORP.

                       NOTICE OF EXERCISE OF STOCK OPTION

The undersigned hereby exercises the Stock Options granted by Adsero Corp. and seeks to purchase ____________________ shares of Common Stock of the Corporation pursuant to said Options. The undersigned understands that this exercise is subject to all the terms and provisions of the Stock Option Agreement dated as of _____________________ and of the Plan referred to therein.

Enclosed is a check in the sum of $_____________________ in payment for such shares.


____________________________
Signature of Optionee



Date: ______________________



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